Exhibit 99.1
News Release
FOR IMMEDIATE RELEASE
Broadway Financial Corporation Announces Results of Operations for First Quarter 2025
LOS ANGELES, CA – (BUSINESS WIRE) – April 28, 2025 – Broadway Financial Corporation (“Broadway”, “we”, or the “Company”) (NASDAQ: BYFC), parent company of City First Bank, National Association (the “Bank”, and collectively, with the Company, “City First Broadway”), reported consolidated net loss before preferred dividends of $451 thousand, or ($0.05) per diluted share, for the first quarter of 2025, compared to consolidated net loss of $164 thousand, or ($0.02) per diluted share, for the first quarter of 2024. Net loss attributable to common stockholders was $1.2 million during the first quarter of 2025 after deducting preferred dividends of $750 thousand, compared to net loss attributable to common stockholders of $164 thousand for the first quarter of 2024.  Diluted loss per common share was ($0.14) for the first quarter of 2025, compared to ($0.02) of loss per diluted common share for the first quarter of 2024.  Diluted loss per common share for the first quarter of 2025 reflects preferred dividends of $0.09 per diluted common share.
During the first quarter of 2025, net interest income increased by $521 thousand, or 6.9%, to $8.0 million, compared to the first quarter of 2024.  The increase resulted from lower interest expense on borrowings, due to decreases in the average balance and average cost of borrowings, and an increase in interest and fees on loans receivable, primarily due to an increase in rates.  These increases were partially offset by an increase in interest expense on deposits and decreases in interest income on interest-earning deposits and available-for-sale securities. During the first quarter of 2025, non-interest expense increased $444 thousand, or 5.7%, compared to the first quarter of 2024 due to increases of $1.0 million in compensation and benefits expense, which included $122 thousand of severance expense which negatively impacted diluted loss per share by $0.01, partially offset by a $710 thousand decrease in professional services expense. During the first quarter of 2025, the provision for credit losses increased $429 thousand, from $260 thousand for the first quarter of 2024 to $689 thousand for the first quarter of 2025, primarily due to one new non-accrual loan.  The Company recorded an income tax benefit of $156 thousand for the first quarter of 2025 and an income tax benefit of $57 thousand for the first quarter of 2024. The increase in tax benefit reflected a decrease of $370 thousand in pre-tax income between the two periods.
First Quarter 2025 Highlights:
•	During the first quarter of 2025, net interest income increased by $521 thousand, or 6.9%, compared to the first quarter of 2024
•
The net interest margin increased by 43 basis points to 2.70% for the first quarter of 2025, compared to 2.27% for the first quarter of 2024.  This increase was driven largely by growth in the yield on average loan balances and a reduction in cost of interest-bearing liabilities

•	Total deposits increased by $31.1 million, or 4.2%, during the first quarter of 2025 compared to December 31, 2024
•	Capital ratios remain strong with a Community Bank Leverage Ratio of 15.36% at March 31, 2025 compared to 13.96% at December 31, 2024
•	Credit quality remains strong with non-accrual loans to total assets at 0.09% and non-performing loans to total assets at 0.07%
•	Borrowings were $78.0 million at March 31, 2025 compared to $195.5 million at December 31, 2024, a reduction of $117.5 million, or 60.1%

Chief Executive Officer, Brian Argrett commented, “During the first quarter of 2025, deposits grew by 4.2%, or $31.1 million, since the end of last year and 11.7%, or $81.0 million, since March of last year.  In addition, we reduced borrowing costs which resulted in lower cost of funds.  The net interest margin was 2.70%, which is an improvement of 43 basis points compared to March of last year.”

“Our results for the first quarter of 2025 were adversely affected by the provision for credit losses due to one borrower experiencing financial difficulty resulting in the loan changing to a non-accrual status.  The increase in the provision is the result of the loss provision for the loan, although we are working with the borrower for a healthier resolution.”
“Furthermore, our first quarter financial results were negatively impacted by our investments in people over the past twelve months to support our operational capabilities to professionally manage our business, improve our control environment, improve our efficiency, and promote our continued growth.”
“We are optimistic in our ability to execute our strategic goals and mission objectives, grow and improve profitability while remaining focused on serving low-to-moderate income communities.”
“I wish to thank our employees, stockholders, and depositors for their continued support to our mission.  Your efforts and financial support are fundamental to our ability to expand, serve, and support our communities, customers, and broader stakeholders.”
Net Interest Income
Net interest income before provision for credit losses for the first quarter of 2025 totaled $8.0 million, representing an increase of $521 thousand, or 6.9%, from net interest income before provision for credit losses of $7.5 million for the first quarter of 2024.
The increase resulted from a $2.3 million decrease in interest expense on borrowings, due to decreases in the average balance and average cost of borrowings.  The Company reduced borrowings to improve the net interest margin and to support capacity for future loan growth. The decrease in interest expense was complemented by a $1.6 million increase in interest and fees on loans receivable, primarily due to an increase in rates. These increases were partially offset by a $1.4 million increase in interest expense on deposits, due to increases in rates and the average balance of deposits, a $1.1 million decrease in interest income on interest-earning deposits due to decreases in rates and the average balance of interest-earning deposits, and a $900 thousand decrease in interest income on available-for-sale securities due to decreases in rates and the average balance of available-for-sale securities.
The net interest margin increased to 2.70% for the first quarter of 2025 from 2.27% for the first quarter of 2024, due to an increase in the average rate earned on interest-earnings assets, which increased to 4.82% for the first quarter of 2025 from 4.45% for the first quarter of 2024, and a decrease in the cost of funds, which decreased to 2.67% for the first quarter of 2025 from 3.02% for the first quarter of 2024.
Provision for Credit Losses
For the three months ended March 31, 2025, the Company recorded a provision for credit losses of $689 thousand, compared to a provision for credit losses of $260 thousand for the three months ended March 31, 2024, primarily due to one new non-accrual loan. No loan charge-offs were recorded during the quarters ended March 31, 2025 or 2024.  The allowance for credit losses (“ACL”) increased to $8.8 million as of March 31, 2025, compared to $8.1 million as of December 31, 2024.  The Bank had three non-accrual loans at March 31, 2025 with an unpaid principal balance of $860 thousand.  Credit quality remains strong with non-accrual loans as a percentage of total loans at 0.09% and non-performing assets to total assets of 0.07% despite the addition of non-accrual loans.
Non-interest Expense
Total non-interest expense was $8.3 million for the first quarter of 2025, compared to $7.8 million for the first quarter of 2024, representing an increase of $444 thousand, or 5.7%. The increase was primarily due to an increase of $1.0 million in compensation and benefits expense, which included $122 thousand in severance expense, partially offset by a $710 thousand decrease in professional services expense. The increase in compensation and benefits expense was primarily attributable to the addition of full-time employees during 2024 in various production and administrative positions as part of the Bank’s efforts to expand its operational capabilities to grow its balance sheet.  The decrease in professional services was primarily due to a third-party firm reviewing certain general ledger account reconciliations, as well as other professional services, during the first quarter of 2024.

Income Taxes
The Company recorded an income tax benefit of $156 thousand for the first quarter of 2025 and income tax benefit of $57 thousand for the first quarter of 2024.  The increase in tax benefit reflected a decrease of $370 thousand in pre-tax income between the two periods.  The effective tax rate was 25.57% for the first quarter of 2025, compared to 23.75% for the first quarter of 2024.
Balance Sheet Summary
Total assets decreased by $73.7 million at March 31, 2025, compared to December 31, 2024, reflecting decreases in cash and cash equivalents of $45.6 million, securities available-for-sale of $17.9 million, net loans of $7.0 million and FHLB stock of $5.0 million, partially offset by an increase in other assets of $2.1 million.
Loans held for investment, net of the ACL, decreased by $7.0 million to $961.8 million at March 31, 2025, compared to $968.9 million at December 31, 2024.  The decrease was primarily due to loan payoffs and repayments.
Deposits increased by $31.1 million, or 4.2%, to $776.5 million at March 31, 2025, from $745.4 million at December 31, 2024.  The increase in deposits was attributable to an increase of $53.4 million in certificates of deposit accounts, partially offset of decreases of $9.6 million in Insured Cash Sweep (“ICS”) deposits (ICS deposits are the Bank’s money market deposit accounts in excess of FDIC insured limits whereby the Bank makes reciprocal arrangements for insurance with other banks), $6.5 million in liquid deposits (demand, interest checking, and money market accounts), $3.8 million in Certificate of Deposit Registry Service (“CDARS”) deposits (CDARS deposits are similar to ICS deposits, but involve certificates of deposit, instead of money market accounts), and $2.4 million in savings deposits. As of March 31, 2025, our uninsured deposits, including deposits from City First Bank and other affiliates, represented 34% of our total deposits, compared to 32% as of December 31, 2024.  We leverage our long-standing partnership with IntraFi Deposit Solutions to offer deposit insurance for accounts exceeding the FDIC deposit insurance limit of $250,000.
Total borrowings decreased by $103.4 million to $158.8 million at March 31, 2025, from $262.1 million at December 31, 2024, primarily due to a $117.5 million decrease in FHLB advances, partially offset by a $14.1 million increase in securities sold under agreements to repurchase.
Capital
Stockholders’ equity was $286.0 million, or 23.3% of the Company’s total assets, at March 31, 2025, compared to $285.2 million, or 21.9% of the Company’s total assets, at December 31, 2024.  Stockholders’ equity increased primarily due to a decrease in accumulated other comprehensive loss, net of tax of $1.7 million, partially offset by a $1.2 million decrease in retained earnings.  Book value per share was $14.73 at March 31, 2025, compared to $14.82 at December 31, 2024. Capital ratios remain strong with a Community Bank Leverage Ratio of 15.36% at March 31, 2025 compared to 13.96% at December 31,2024.
About Broadway Financial Corporation
Broadway Financial Corporation operates through its wholly-owned banking subsidiary, City First Bank, National Association, which is a leading mission-driven bank that serves low-to-moderate income communities within urban areas in Southern California and the Washington, D.C. market.

City First Bank offers a variety of commercial real estate loan products, services, and depository accounts that support investments in affordable housing, small businesses, and nonprofit community facilities located within low-to-moderate income neighborhoods.  City First Bank is a Community Development Financial Institution, Minority Depository Institution, Certified B Corp, and a member of the Global Alliance of Banking on Values.  The Bank and the City First network of nonprofits, City First Enterprises, Homes By CFE, and City First Foundation, represent the City First branded family of community development financial institutions, which offer a robust lending and deposit platform.
Contacts
Investor Relations
Zack Ibrahim, Chief Financial Officer, (202) 243-7100
Investor.relations@cityfirstbroadway.com
Cautionary Statement Regarding Forward-Looking Information

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations and capital allocation and structure, are forward-looking statements.  Forward‑looking statements typically include the words “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “poised,” “optimistic,” “prospects,” “ability,” “looking,” “forward,” “invest,” “grow,” “improve,” “deliver” and similar expressions, but the absence of such words or expressions does not mean a statement is not forward-looking.  These forward‑looking statements are subject to risks and uncertainties, including those identified below, which could cause actual future results to differ materially from historical results or from those anticipated or implied by such statements.  The following factors, among others, could cause future results to differ materially from historical results or from those indicated by forward‑looking statements included in this press release: (1) the level of demand for mortgage and commercial loans, which is affected by such external factors as general economic conditions, market interest rate levels, tax laws, and the demographics of our lending markets; (2) the direction and magnitude of changes in interest rates and the relationship between market interest rates and the yield on our interest‑earning assets and the cost of our interest‑bearing liabilities; (3) the rate and amount of loan losses incurred and projected to be incurred by us, increases in the amounts of our nonperforming assets, the level of our loss reserves and management’s judgments regarding the collectability of loans; (4) changes in the regulation of lending and deposit operations or other regulatory actions, whether industry-wide or focused on our operations, including increases in capital requirements or directives to increase allowances for loan losses or make other changes in our business operations; (5) legislative or regulatory changes, including those that may be implemented by the current administration in Washington, D.C. and the Federal Reserve Board; (6) possible adverse rulings, judgments, settlements and other outcomes of litigation; (7) actions undertaken by both current and potential new competitors; (8) the possibility of adverse trends in property values or economic trends in the residential and commercial real estate markets in which we compete; (9) the effect of changes in general economic conditions; (10) the effect of geopolitical uncertainties; (11) the impact of health crises on our future financial condition and operations; (12) the impact of any volatility in the banking sector due to the failure of certain banks due to high levels of exposure to liquidity risk, interest rate risk, uninsured deposits and cryptocurrency risk; and (13) other risks and uncertainties.  All such factors are difficult to predict and are beyond our control.  Additional factors that could cause results to differ materially from those described above can be found in our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K or other filings made with the SEC and are available on our website at http://www.cityfirstbank.com and on the SEC’s website at http://www.sec.gov.

Forward-looking statements in this press release speak only as of the date they are made, and we undertake no obligation, and do not intend, to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except to the extent required by law.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

The following table sets forth selected financial data and ratios as of March 31, 2025 and December 31, 2024 and for the three months ended March 31, 2025 and 2024.

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARY
Selected Financial Data and Ratios (Unaudited)
(Dollars in thousands, except per share data)
Selected Financial Condition Data and Ratios:	March 31, 2025	December 31, 2024

Book value per share	$14.73	$14.82
Equity to total assets	23.27%	21.87%

Asset Quality Ratios:
Non-accrual loans to total loans	0.09%	0.03%
Non-performing assets to total assets	0.07%	0.02%
Allowance for credit losses to total gross loans	0.90%	0.83%
Allowance for credit losses to non-performing loans	1020.23%	3069.32%

Non-Performing Assets:
Non-accrual loans	$860	$264
Loans delinquent 90 days or more and still accruing	-	-
Real estate acquired through foreclosure	-	-
Total non-performing assets	$860	$-

Delinquent loans 31 to 89 days delinquent	$4,073	$269
Delinquent loans greater than 90 days delinquent	$264	$-

Selected Operating Data and Ratios:	Three Months Ended March 31, 2025		Three Months Ended March 31, 2024
Net recoveries to average assets	-	%(1)	-	%(1)
Return on average assets	(0.39	)%(1)	(0.05	)%(1)
Return on average equity	(1.70	)%(1)	(0.23	)%(1)
Net interest margin	2.70	%(1)	2.27	%(1)

(1)      Annualized

The following table sets forth the consolidated statements of financial condition as of March 31, 2025 and December 31, 2024.

BROADWAY FINANCIAL CORPORATION
Consolidated Statements of Financial Condition
(In thousands, except share and per share amounts)

	March 31, 2025	December 31, 2024
	(Unaudited)
Assets:
Cash and due from banks	$2,040	$2,255
Interest-bearing deposits in other banks	143,169	59,110
Cash and cash equivalents	15,794	61,365
Securities available-for-sale, at fair value (amortized cost of $199,318 and $219,658)	185,938	203,862
Loans receivable held for investment, net of allowance of $8,774 and $8,103	961,817	968,861
Accrued interest receivable	5,624	5,001
Federal Home Loan Bank (FHLB) stock	4,616	9,637
Federal Reserve Bank (FRB) stock	3,543	3,543
Office properties and equipment, net	8,812	8,899
Bank owned life insurance	3,332	3,321
Deferred tax assets, net	8,103	8,803
Core deposit intangible, net	1,696	1,775
Goodwill	25,858	25,858
Other assets	4,880	2,786
Total assets	$1,230,013	$1,303,711
Liabilities and stockholders’ equity
Liabilities:
Deposits	$776,543	$745,399
Securities sold under agreements to repurchase	80,778	66,610
FHLB advances	78,000	195,532
Accrued expenses and other liabilities	8,488	10,794
Total liabilities	943,809	1,018,335
Stockholders’ equity:

Non-Cumulative Redeemable Perpetual Preferred stock, Series C; authorized 150,000 shares at March 31, 2025 and December 31, 2024; issued and outstanding 150,000 shares at March 31, 2025 and December 31, 2024; liquidation value $1,000 per share	150,000	150,000
Common stock, Class A, $0.01 par value, voting; authorized 75,000,000 shares at March 31, 2025 and December 31, 2024; issued 6,460,272 shares at March 31, 2025 and 6,349,455 shares at December 31, 2024; outstanding 6,133,044 shares at March 31, 2025 and 6,022,227 shares at December 31, 2024	64	63
Common stock, Class B, $0.01 par value, non-voting; authorized 15,000,000 shares at March 31, 2025 and December 31, 2024; issued and outstanding 1,425,574 shares at March 31, 2025 and December 31, 2024	14	14
Common stock, Class C, $0.01 par value, non-voting; authorized 25,000,000 shares at March 31, 2025 and December 31, 2024; issued and outstanding 1,672,562 at March 31, 2025 and December 31, 2024	17	17
Additional paid-in capital	143,169	142,902
Retained earnings	11,710	12,911
Unearned Employee Stock Ownership Plan (ESOP) shares	(4,152)	(4,201)
Accumulated other comprehensive loss, net of tax	(9,508)	(11,223)
Treasury stock-at cost, 327,228 shares at March 31, 2025 and at December 31, 2024	(5,326)	(5,326)
Total Broadway Financial Corporation and Subsidiary stockholders’ equity	285,988	285,157
Non-controlling interest	216	219
Total liabilities and stockholders’ equity	$1,230,013	$1,303,711

The following table sets forth the consolidated statements of operations for the three months ended March 31, 2025 and 2024.

BROADWAY FINANCIAL CORPORATION
Consolidated Statements of Operations
(In thousands, except share and per share amounts)
	Three Months Ended
	March 31,
	2025	2024
	(Unaudited)	(Unaudited)
Interest income:
Interest and fees on loans receivable	$12,690	$11,129
Interest on available-for-sale securities	1,208	2,075
Other interest income	476	1,589
Total interest income	14,374	14,793

Interest expense:
Interest on deposits	4,199	2,799
Interest on borrowings	2,130	4,470
Total interest expense	6,329	7,269

Net interest income	8,045	7,524
Provision for credit losses	689	260
Net interest income after provision for credit losses	7,356	7,264

Non-interest income:
Service charges	43	40
Grants	25	-
Other	220	266
Total non-interest income	288	306

Non-interest expense:
Compensation and benefits	5,284	4,269
Occupancy expense	540	503
Information services	706	707
Professional services	700	1,410
Advertising and promotional expense	46	28
Supervisory costs	193	177
Corporate insurance	67	61
Amortization of core deposit intangible	79	84
Other expense	639	571
Total non-interest expense	8,254	7,810

Income before income taxes	(610)	(240)
Income tax expense	(156)	(57)
Net loss	$(454)	$(183)
Less: Net loss attributable to non-controlling interest	(3)	(19)
Net loss attributable to Broadway Financial Corporation	$(451)	$(164)
Less: Preferred stock dividends	(750)	-
Net loss attributable to common stockholders	$(1,201)	$(164)
Loss per common share-basic	$(0.14)	$(0.02)
Loss per common share-diluted	$(0.14)	$(0.02)

The following table sets forth the average balances, average yields and costs for the periods indicated.  All average balances are daily average balances.  The yields set forth below include the effect of deferred loan fees, and discounts and premiums that are amortized or accreted to interest income or expense.

	For the Three Months Ended
	March 31, 2025			March 31, 2024
	(Dollars in thousands) (Unaudited)
	Average Balance	Interest	Average Yield	Average Balance	Interest	Average Yield
Assets
Interest-earning assets:
Interest-earning deposits	$28,958	$312	4.37%	$99,103	$1,344	5.42%
Securities	196,463	1,208	2.49%	305,615	2,075	2.72%
Loans receivable (1)	972,375	12,690	5.29%	909,965	11,129	4.89%
FRB and FHLB stock (2)	11,188	164	5.94%	13,733	245	7.14%
Total interest-earning assets	1,208,984	$14,374	4.82%	1,328,416	$14,793	4.45%
Non-interest-earning assets	50,381			52,561
Total assets	$1,259,365			$1,380,977

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Money market deposits	$119,101	$257	0.88%	$125,704	$1,444	4.59%
Savings deposits	48,712	68	0.57%	59,056	102	0.69%
Interest checking and other demand deposits	255,647	1,911	3.03%	227,504	143	0.25%
Certificate accounts	322,544	1,963	2.47%	163,116	1,110	2.72%
Total deposits	746,004	4,199	2.28%	575,380	2,799	1.95%
FHLB advances	149,135	1,529	4.16%	209,299	2,598	4.97%
Bank Term Funding Program borrowing	-	-	-%	100,000	1,203	4.81%
Other borrowings	67,170	601	3.63%	77,601	669	3.45%
Total borrowings	216,305	2,130	3.99%	386,900	4,470	4.62%
Total interest-bearing liabilities	962,309	$6,329	2.67%	962,280	$7,269	3.02%
Non-interest-bearing liabilities	10,411			137,035
Stockholders’ equity	286,645			281,662
Total liabilities and stockholders’ equity	$1,259,365			$1,380,977

Net interest rate spread (3)		$8,045	2.15%		$7,524	1.43%
Net interest rate margin (4)			2.70%			2.27%
Ratio of interest-earning assets to interest-bearing liabilities			125.63%			138.05%

(1)	Amount includes non-accrual loans.
(2)	FHLB is Federal Home Loan Bank.
(3)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4)	Net interest rate margin represents net interest income as a percentage of average interest-earning assets.